Transactions effected pursuant to Rule 10F3.

		R.J.	Form	Yrs. In				Date Offering	Purchase		Securities	Share amount	$ Amount	Total
Fund:		Involved?	Rec'd?	Business:	Cusip	Security:	Date of Purchase:	commenced:	price:	Commission:	acquired from:	purchased	purchased:	Offering:	Spread
ECAF	IPO	Yes	Yes	3+	30303M102	Facebook, Inc.	May 17, 2012	May 17, 2012	38.00	0.418	Morgan Stanley & Co. Inc.	159,216	$6,050,208	$16,006,877,370	1.10%